UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 27, 2004
Date of report (Date of earliest event reported):

GERMAN AMERICAN BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or other jurisdiction of incorporation)	0-11244 (Commission File Number)	35-1547518 (IRS Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	47546 (Zip Code)

(812) 482-1314
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On October 27, 2004, German American Bancorp (the “Company”), issued a press release announcing its results for the quarter ended September 30, 2004 and making other disclosures. A copy of the press release and the consolidated financial statements that were included with that press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.

The information incorporated by reference herein from Exhibit 99 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.

The Company’s Board of Directors has completed its previously announced review of the Company’s dividend practices and policy, under which the Board of Directors has, in recent years, declared quarterly cash dividends and, during the fourth quarter of each year, a five-percent stock dividend. In reviewing the Company’s dividend policy, the Board of Directors took into account changes made to the federal income tax law in 2003 relative to the shareholders’ effective taxable rate on cash dividends, the effects of the stock dividend on the composition of the Company’s equity accounts under applicable accounting principles, and certain regulatory interpretations relating to stock dividends.

On the basis of this review, the Board of Directors determined that it would be in the best long-term interests of the Company to maximize the Company’s ability to maintain a strong cash dividend level and to discontinue the Company’s practice of declaring annual stock dividends. The Board affirmed the Company’s quarterly cash dividend by declaring a cash dividend of $0.14 per share which will be payable on November 20, 2004 to shareholders of record as of November 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2004	GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder, President and Chief Executive Officer

EXHIBIT INDEX

99
Press release issued by the Company on October 27, 2004. This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.